Exhibit 10.9

EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into effective as of June 15, 2026 (the "Effective Date"), by and between **BIOMOLECULAR LIFE HOLDINGS, INC.**, a Florida corporation (the "Company" or "Employer"), and **JESSIKA CONTRERAS** (the "Executive" or "Employee"). The Company and the Executive are each referred to herein as a "Party" and collectively as the "Parties."

RECITALS

A. The Company is a corporation organized under the laws of the State of Florida whose common stock is quoted on the OTC Markets;

B. The Executive possesses the experience, skills, and qualifications necessary to lead and manage the business and affairs of the Company; and

C. The Company desires to employ the Executive, and the Executive desires to accept such employment, to clearly set forth the relationship between the Parties, to provide for the Executive's service as an officer and director of the Company, and to protect the Company's confidential information, all upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated as a part of this Agreement, and of the mutual covenants and agreements contained herein and the mutual benefits to be derived hereunder, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Employment and Appointment. The Company hereby employs the Executive, and the Executive hereby accepts such employment, upon the terms and conditions set forth in this Agreement, effective as of the Effective Date. The Company hereby appoints the Executive to serve as **Director, President, Chief Executive Officer, Secretary, and Treasurer** of the Company, and the Executive hereby accepts such appointments. The Executive shall report to, and serve at the direction of, the Board of Directors of the Company (the "Board").

2. Duties and Responsibilities. The Executive shall have the duties, responsibilities, and authority customarily associated with the offices set forth in Section 1 and as may be assigned from time to time by the Board, which shall include, without limitation:

(a) oversight of the Company's management, business, and day-to-day operations;

(b) strategic leadership and execution of the Company's corporate objectives and business plan;

(c) maintenance and supervision of the Company's books, records, and corporate governance;

(d) oversight of the Company's regulatory compliance matters;

(e) preparation, review, and filing of required securities, regulatory, and other filings;

(f) performance of all duties customarily associated with the offices of Director, President, Chief Executive Officer, Secretary, and Treasurer; and

(g) such additional duties consistent with the Executive's positions as may be assigned by the Board from time to time.

The Executive shall devote such business time, attention, and energies to the affairs of the Company as are reasonably necessary to perform the Executive's duties hereunder, and shall not engage in any other business activity that materially interferes or conflicts with the performance of such duties. The Executive may serve on civic, charitable, or other corporate boards and manage personal investments, provided such activities do not materially interfere with the performance of the Executive's duties hereunder.

3. Reasonable Best Efforts. The Executive agrees that she will at all times faithfully, industriously, and to the reasonable best of her abilities, experience, and talents, perform all of the duties that may be required of and from her pursuant to the express and implicit terms hereof, to the reasonable satisfaction of the Company, and in compliance with all applicable laws, rules, and regulations.

4. Term. This Agreement and the Executive's employment hereunder shall commence on the Effective Date and shall continue in full force and effect until terminated by either Party in accordance with Section 13 or Section 14 of this Agreement (the "Term"). Nothing in this Agreement shall be construed to require the continued service of the Executive for any fixed or definite period, it being understood that, subject to the provisions of Sections 13 and 14, the Executive's employment may be terminated by either Party in accordance with applicable law.

5. Compensation. As full compensation for the services to be rendered by the Executive hereunder, the Company shall provide the following:

(a) Base Salary. The Company shall pay the Executive a base salary at the rate of Eight Thousand Dollars (US $8,000.00) per month (equal to Ninety-Six Thousand Dollars (US $96,000.00) per annum) (the "Base Salary"), payable in accordance with the Company's normal payroll practices and applicable law. The Base Salary shall be subject to annual review by the Board and may be increased (but not decreased without the Executive's consent) at the Board's discretion. The Base Salary and all other compensation and benefits hereunder shall be subject to withholding and other applicable taxes.

(b) Annual Discretionary Bonus. The Executive shall be eligible to receive an annual cash bonus in such amount, if any, and based upon such performance criteria as may be determined by the Board in its sole discretion. Any such bonus, if awarded, shall be paid at such time and in such manner as the Board may determine, and the award of a bonus in any year shall not entitle the Executive to a bonus in any subsequent year.

(c) Equity Incentive Compensation. The Company has not yet established an equity incentive plan. The Company intends to adopt and establish an equity incentive plan (the "Equity Plan"), and upon such adoption the Executive shall be eligible to participate in, and to receive awards under, the Equity Plan in such amounts and on such terms as may be determined by the Board, subject to the terms and conditions of the Equity Plan and any applicable award agreement. Nothing in this Agreement shall obligate the Company to adopt an Equity Plan or to grant any award within any particular time period or at all.

6. Employment Benefits. The Executive shall be entitled to participate in all employee benefit plans, programs, and arrangements that the Company may establish and maintain from time to time for its senior executives and employees generally, which may include, without limitation, medical, dental, life, and

disability insurance and retirement or profit-sharing plans, subject to the terms and eligibility requirements of each such plan as in effect from time to time. The Company reserves the right to amend, modify, or terminate any such plan in accordance with its terms and applicable law.

7. Vacation and Paid Time Off. The Executive shall be entitled to paid vacation and other paid time off each year in accordance with the Company's policies as in effect from time to time, to be taken at such times as are consistent with the reasonable needs of the Company's business.

8. Working Facilities. The Company shall provide the Executive with such facilities, support, and resources as are reasonably appropriate for the Executive's positions and suitable for the performance of the Executive's duties. The Company acknowledges and consents to the Executive performing all or part of her duties remotely, provided that the Executive shall make herself reasonably available for meetings as the business of the Company may require.

9. Expenses. The Company shall reimburse the Executive for all reasonable and documented business expenses incurred by the Executive in the performance of her duties under this Agreement, in accordance with the Company's expense reimbursement policies as in effect from time to time. The Executive shall furnish to the Company such documentation as may be necessary to substantiate such expenses for the Company's recordkeeping and tax purposes.

10. Non-Solicitation. During the Term and for a period of two (2) years following the termination or expiration of this Agreement, the Executive shall not, directly or indirectly: (i) solicit for employment or engagement any person who was an employee, consultant, or independent contractor of the Company or any subsidiary at any time within the one (1) year prior to such termination or expiration; or (ii) solicit, divert, or attempt to divert from the Company any supplier, customer, vendor, licensee, strategic partner, or other business relation of the Company or any subsidiary. This covenant shall survive the termination or expiration of this Agreement.

11. Confidentiality and Non-Disclosure. During the Term and at all times thereafter, the Executive shall hold in strictest confidence, and shall not use (except for the benefit of the Company) or disclose to any person or entity not authorized by the Company, any confidential or proprietary information of the Company, including without limitation business plans, financial information, strategies, trade secrets, know-how, formulas, technical data, customer and supplier lists, and any other non-public information of the Company or its affiliates. This restriction shall not apply to information that becomes generally available to the public other than through the fault of the Executive. Upon termination of employment, the Executive shall promptly return to the Company all property and materials of the Company in her possession or control, including all copies of confidential information. Nothing in this Agreement shall prohibit the Executive from making disclosures that are protected under applicable whistleblower laws or from disclosing information as required by law or legal process.

12. Assignment of Inventions. The Executive shall promptly disclose to the Company any and all inventions, discoveries, improvements, works of authorship, processes, and know-how conceived, developed, or reduced to practice by the Executive, whether alone or with others, during the Term and relating to the actual or anticipated business of the Company (collectively, "Inventions"), and hereby assigns and agrees to assign to the Company all right, title, and interest in and to such Inventions, whether or not patentable. The Executive shall, at the Company's request and expense, execute such instruments and

take such actions as may be reasonably necessary to confirm or perfect the Company's ownership thereof. This Section shall survive the termination of this Agreement.

13. Termination for Cause. The Company may terminate the Executive's employment at any time for Cause. For purposes of this Agreement, "Cause" shall mean any of the following:

(a) the Executive's material breach of this Agreement that, if curable, is not cured within thirty (30) days following written notice thereof from the Company;

(b) the Executive's gross negligence or willful misconduct in the performance of her duties;

(c) the Executive's commission of, or plea of guilty or nolo contendere to, any felony or any crime involving fraud, dishonesty, or moral turpitude (other than minor traffic offenses);

(d) the Executive's commission of any act of fraud, embezzlement, or material dishonesty against the Company; or

(e) the Executive's becoming the subject of any final order or sanction by the U.S. Securities and Exchange Commission, FINRA, or any other regulatory authority that prohibits her from serving as an officer or director of a public company.

Upon termination for Cause, the Executive shall be entitled to receive only the Base Salary and benefits accrued and unpaid through the date of termination, and shall have no right to any further compensation hereunder.

14. Termination Without Cause; Good Reason; Severance. Either Party may terminate the Executive's employment without Cause upon thirty (30) days' prior written notice to the other Party. The following provisions shall apply:

(a) Termination by the Company Without Cause or by the Executive for Good Reason. If the Company terminates the Executive's employment without Cause, or the Executive terminates her employment for Good Reason, the Executive shall be entitled to (i) all Base Salary and benefits accrued and unpaid through the date of termination, and (ii) severance equal to three (3) months of the Executive's then-current Base Salary, payable in accordance with the Company's normal payroll practices, subject to the Executive's execution and non-revocation of a general release of claims in favor of the Company.

(b) Good Reason. "Good Reason" shall mean, without the Executive's consent: (i) a material diminution in the Executive's title, authority, duties, or responsibilities; (ii) a material reduction in the Executive's Base Salary; or (iii) a material breach by the Company of this Agreement; provided that the Executive shall have given the Company written notice within ninety (90) days of the initial occurrence and the Company shall have failed to cure within thirty (30) days following such notice.

(c) Termination by the Executive Without Good Reason. If the Executive terminates her employment without Good Reason, the Executive shall be entitled to receive only the Base Salary and benefits accrued and unpaid through the date of termination.

(d) Resignation of Offices. Upon any termination of employment, the Executive shall be deemed to have resigned from all offices and, unless otherwise requested by the Board, directorships

then held with the Company and its affiliates, and shall execute such documents as may be reasonably necessary to effect such resignations.

15. Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death and may be terminated by the Company upon the Executive's Disability. "Disability" means the Executive's inability, by reason of physical or mental impairment, to perform the essential functions of her position, with or without reasonable accommodation, for a period of ninety (90) consecutive days or one hundred twenty (120) days in any twelve (12) month period. Upon termination due to death or Disability, the Executive (or her estate) shall be entitled to the Base Salary and benefits accrued and unpaid through the date of termination, together with any other benefits required by applicable law or the terms of any applicable benefit plan.

16. Nontransferability. The Executive shall not have any right to anticipate, encumber, assign, or dispose of any payment or right due under this Agreement, and any such payments and rights are expressly declared non-assignable and non-transferable by the Executive except as may be required by will or the laws of descent and distribution.

17. Indemnification. To the fullest extent permitted by the Florida Business Corporation Act and the Company's Articles of Incorporation and Bylaws, the Company shall indemnify and hold the Executive harmless from and against any and all liabilities, costs, and expenses (including reasonable attorneys' fees) incurred by the Executive in connection with any threatened, pending, or completed action, suit, or proceeding arising by reason of the Executive's service as an officer or director of the Company, and shall advance expenses incurred in connection therewith to the fullest extent permitted by law. The Company shall use commercially reasonable efforts to maintain directors' and officers' liability insurance covering the Executive during the Term and thereafter with respect to acts or omissions occurring during the Term. This Section shall survive the termination of this Agreement.

18. Assignment. This Agreement is personal to the Executive and may not be assigned by the Executive. The Company may assign this Agreement to any successor to all or substantially all of its business or assets, whether by merger, consolidation, sale, or otherwise. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, executors, administrators, successors, and permitted assigns.

19. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes and cancels all prior and contemporaneous agreements, negotiations, communications, and understandings, whether written or oral, between the Parties relating to such subject matter.

20. Amendment and Modification. This Agreement may not be amended, modified, or supplemented except by a written instrument signed by both Parties. No waiver by any Party of any provision hereof shall be effective unless in writing and signed by the Party against whom enforcement of such waiver is sought.

21. Counterparts and Headings. This Agreement may be executed in one or more counterparts (including by electronic or facsimile signature), each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The headings contained in this Agreement are for convenience of reference only and shall not affect its meaning or interpretation.

22. Good Faith. The Parties shall deal with each other in good faith and shall execute and deliver such further documents and take such further actions as may be reasonably necessary to carry out the intent and purposes of this Agreement.

23. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party by reason of such Party having drafted any provision hereof.

24. Notices. All notices, requests, and other communications hereunder shall be in writing and shall be deemed duly given when delivered personally, sent by a nationally recognized overnight courier, or sent by certified mail, postage prepaid, return receipt requested, addressed to the Party at the address set forth below (or to such other address as a Party may designate by notice given in accordance with this Section):

If to the Company:
Biomolecular Life Holdings, Inc.
888 Brickell Key Drive, # 306
Miami, Florida 33131

If to the Executive:
Jessika Contreras
at the most recent address on file with the Company

25. Arbitration. Except as provided in Section 26, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration administered in Miami-Dade County, Florida, in accordance with the rules of the American Arbitration Association then in effect, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The prevailing Party shall be entitled to recover its reasonable attorneys' fees and costs incurred in connection with such arbitration.

26. Enforcement; Equitable Relief. The Executive acknowledges that any breach of Sections 10, 11, or 12 of this Agreement would cause the Company irreparable harm for which monetary damages would be an inadequate remedy. Accordingly, notwithstanding Section 25, the Company shall be entitled to seek injunctive and other equitable relief to restrain any actual or threatened breach of such Sections, without the necessity of posting any bond or other security, in addition to any other remedies available at law or in equity.

27. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to its conflict-of-laws principles, and any applicable federal laws.

28. Severability. If any provision of this Agreement, or any part thereof, is held by a court of competent jurisdiction to be invalid or unenforceable, such holding shall not affect the validity or enforceability of the remainder of this Agreement, and such provision shall be deemed modified to the minimum extent necessary to render it valid and enforceable.

29. Section 409A. This Agreement is intended to comply with, or be exempt from, Section 409A of the Internal Revenue Code of 1986, as amended ("Section 409A"), and shall be interpreted and administered accordingly. Each payment under this Agreement shall be treated as a separate payment for purposes of Section 409A. To the extent any reimbursement or in-kind benefit is subject to Section 409A, it shall be provided in accordance with the requirements thereof. Notwithstanding the foregoing, the Company makes

no representation that the payments and benefits provided under this Agreement comply with Section 409A and shall have no liability to the Executive in the event any such payment or benefit fails to comply.

30. Waiver. No failure or delay by either Party in exercising any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power, or privilege hereunder.

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the Effective Date first written above.

"COMPANY"
BIOMOLECULAR LIFE HOLDINGS, INC.

By: /s/ Jessica Contreras
Name: Jessika Contreras
Title: Sole Director
Acting on behalf of the Company pursuant to the authorization of the Board of Directors set forth in the Action by Written Consent of the Sole Director dated June 15, 2026.

"EXECUTIVE"

/s/ Jessica Contreras
Jessika Contreras